EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING
AND FINANCIAL OFFICER PURSUANT TO RULE 13A-14(B) OR 15D-14(B)
UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND TO 18 U.S.C. SECTION 1350

In connection with the quarterly report on Form 10-Q of American Sierra Gold Corp. (the “Company”) for the period ended April 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James Vandeberg, as principal executive officer and principal accounting and financial officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 14, 2012                                                                        /s/ James Vandeberg
   James Vandeberg
   Principal Executive Officer

Date: June 14, 2012                                                                        /s/ James Vandeberg
   James Vandeberg
   Principal Accounting and Financial Officer

The certifications filed under this Exhibit 32.1 are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and are not to be incorporated by reference into any filing of American Sierra Gold Corp. under the Securities Exchange Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in any such filing, except to the extent that American Sierra Gold Corp. specifically incorporates it by reference.